Exhibit (4)(f)

GUARANTEE AGREEMENT

made by

INTERNATIONAL BUSINESS MACHINES CORPORATION

as Guarantor

dated as of

[           ], 2007

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01.	Definitions	1

ARTICLE II

Guarantee

SECTION 2.01.	Unconditional Guarantee	7
SECTION 2.02.	Execution of Guarantee	8
SECTION 2.03.	Subordination of Subrogation and Other Rights	8

ARTICLE III

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 3.01.	Guarantor May Consolidate, Etc., Only on Certain Terms	8
SECTION 3.02.	Successor Corporation Substituted	9
SECTION 3.03.	Assignment to the Guarantor of the Company’s Obligations	9

ARTICLE IV

Amendments

SECTION 4.01.	Amendments Without Consent of Holders	9
SECTION 4.02.	Amendment With Consent of Holders	9
SECTION 4.03.	Execution of Amendments	10
SECTION 4.04.	Effect of Amendments	10
SECTION 4.05.	Conformity With Trust Indenture Act	10
SECTION 4.06.	Reference in Guarantees to Amendments	10

ARTICLE V

Covenants

SECTION 5.01.	Money for Security Payments To Be Held in Trust	11
SECTION 5.02.	Limitation on Secured Indebtedness	11
SECTION 5.03.	Limitation on Sale and Leaseback Transactions	11
SECTION 5.04.	Waiver of Certain Covenants	12
SECTION 5.05.	Reports by Guarantor	12
SECTION 5.06.	Related Indentures	12

ARTICLE VI

Miscellaneous

SECTION 6.01.	Trust Indenture Act	12
SECTION 6.02.	Effect of Headings and Table of Contents	13
SECTION 6.03.	Successors and Assigns	13
SECTION 6.04.	Separability Clause	13
SECTION 6.05.	Benefits of Agreement	13
SECTION 6.06.	Governing Law	13
SECTION 6.07.	Notices, Etc., to the Guarantor	13
SECTION 6.08.	Counterparts; Facsimile	13

ii

GUARANTEE AGREEMENT (this “Agreement”), dated as of [           ], 2007, made by International Business Machines Corporation, a New York corporation (the “Guarantor”), whose principal place of  business is New Orchard Road, Armonk, New York, 10504, the ultimate parent of IBM International Group Capital LLC, a limited liability company organized under the laws of Delaware (the “Company”), in favor of the Holders (as defined in the Indenture referred to below) and the Trustee (as defined below).

Reference is made to the Indenture (as the same may be amended, restated, supplemented or modified from time to time, the “Indenture”) between the Company and The Bank of New York as trustee (the “Trustee”) dated as of [           ], 2007, relating to the securities issued thereunder (the “Securities”).

RECITALS OF THE GUARANTOR

The Guarantor has duly authorized the execution and delivery of this Agreement and has agreed to guarantee the Securities pursuant to the terms of the Indenture and this Agreement;

All things necessary to make this Agreement a valid agreement of the Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

That in order to declare the terms and conditions upon which the guarantee of the securities (the “Guarantee”) is made, executed, authenticated and delivered, the Guarantor covenants and agrees, for the equal and proportionate benefit of all Holders (as defined below) of the Securities or of any series thereof, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

SECTION 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

(b) the capitalized terms not defined in this Agreement have the meanings assigned to them in the Indenture;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

“Attributable Debt” means, as of the date of its determination, the present value (discounted semiannually at the Attributable Interest Rate) of the obligation of a lessee for rental payments pursuant to any Sale and Leaseback Transaction (reduced by the amount of the rental obligations of any sublessee of all or part of the same property) during the remaining term of such Sale and Leaseback Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges and for contingent rents (such as those based on sales). In the case of any Sale and Leaseback Transaction in which the lease is terminable by the lessee upon the payment of a penalty, such rental payments shall be considered for purposes of this definition to be the lesser of (a) the rental payments to be paid under such Sale and Leaseback Transaction until the first date (after the date of such determination) upon which it may be so terminated plus the then applicable penalty upon such termination and (b) the rental payments required to be paid during the remaining term of such Sale and Leaseback Transaction (assuming such termination provision is not exercised).

“Attributable Interest Rate” means, as of the date of its determination, the weighted average of the interest rates (or the effective rate in the case of Original Issue Discount Securities or discount securities) of all Outstanding Securities and all securities issued and outstanding (as defined in the 1985 Indenture) under the 1985 Indenture to which Sections 605 and 606 of the 1985 Indenture apply (and whose application has not been waived).

“Board of Directors” means either the board of directors of the Guarantor, any executive officer of the Guarantor duly authorized to act in the name of or on behalf of that board or any committee consisting of two or more persons (who need not be directors) duly authorized to act in the name of or on behalf of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Guarantor and the Subsidiaries as of the end of a fiscal quarter of the Guarantor, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets. “Intangible assets” means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium; but in no event shall the term “intangible assets” include program products.

“corporation” includes corporations, associations, companies (including limited liability companies) and business trusts.

“Funded Debt” means any Indebtedness maturing by its terms more than one year from the date of the issuance thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the original issuance thereof.

“Indebtedness” of any corporation means all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such corporation or for which such corporation is otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds to or invest in, others).

“Lien” means any mortgage, pledge, security interest, lien, charge or other encumbrance, but does not include any of the foregoing types of encumbrances that are incidental to the conduct of the business of the Guarantor or any Restricted Subsidiary or the ownership of the property and assets of any of them and that were not incurred in connection with the incurrence of any Indebtedness. Such incidental encumbrances that are to be excluded from the term “Liens” include without limitation: pledges or deposits made to secure obligations of the Guarantor or a Restricted Subsidiary under workmen’s compensation laws or similar legislation; liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s, vendors’, repairmen’s or other like liens incurred in the ordinary course of business; governmental (Federal, state or municipal) liens arising out of contracts for the purchase of products of the Guarantor or a Restricted Subsidiary, and deposits or pledges to obtain the release of any of the foregoing liens; liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings; leases made or existing on Principal Property entered into in the ordinary course of business by the Guarantor or a Restricted Subsidiary; landlords’ liens under leases of Principal Property to which the Guarantor or a Restricted Subsidiary is a party; zoning restrictions, easements, licenses or restrictions on the use of Principal Property or minor irregularities in the title thereto; deposits in connection with bids, tenders or contracts (other than for the payment of money) to which the Guarantor or any Restricted Subsidiary is a party; deposits to secure public or statutory obligations of the Guarantor or any Restricted Subsidiary; deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters; deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Guarantor or any Restricted Subsidiary is a party; and liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, the Controller, the Secretary or any Assistant Treasurer, Assistant Controller or Assistant Secretary, of the Guarantor, and delivered to the Trustee.

“Paying Agent” means the Trustee or any other Person authorized by the Guarantor to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of the Guarantor.

“Principal Property” means any land, land improvements, buildings and associated factory, laboratory and office equipment (excluding all products marketed by the Guarantor or any Subsidiary) constituting a manufacturing facility, development facility, warehouse facility, service facility or office facility (including any portion thereof), which facility (a) is owned by or leased to the Guarantor or any Restricted Subsidiary, (b) is located within the United States, and (c) has an acquisition cost plus capitalized improvements in excess of 0.15% of Consolidated Net Tangible Assets as of the date of such determination, other than (i) any such facility, or portion thereof, which has been financed by obligations issued by or on behalf of a state, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is, or at the time of issuance of such obligations was determined by counsel to be, excludable from the gross income of the holders thereof (other than a “substantial user” of such facility or a “related person” as those terms were used in Section 147 of the Internal Revenue Code of 1986 (the “Code”)) pursuant to the provisions of Section 103 and related Sections of the Code (or any similar provisions hereafter enacted) as in effect at the time of issuance of such obligations, (ii) any such facility which the Board of Directors may by Board Resolution declare is not of material importance to the Guarantor and the Restricted Subsidiaries taken as a whole, and (iii) any such facility, or portion thereof, owned or leased jointly or in common with one or more Persons other than the Guarantor and any Subsidiary and in which the interest of the Guarantor and all Subsidiaries does not exceed 50%.

“Restricted Securities” means any shares of the capital stock or Indebtedness of any Restricted Subsidiary.

“Restricted Subsidiary” means (a) any Subsidiary (i) which has substantially all its property within the United States of America, (ii) which owns or is a lessee of any Principal Property, and (iii) in which the investment of the Guarantor and all other Subsidiaries exceeds 0.15% of Consolidated Net Tangible Assets as of the date of such determination; provided, however, that the term “Restricted Subsidiary” shall not include (A) any Subsidiary (x) primarily engaged in the business of purchasing, holding, collecting, servicing or otherwise dealing in and with installment sales contracts, leases, trust receipts, mortgages, commercial paper or other financing instruments, and any collateral or agreements relating thereto, including in the business, individually or through partnerships, of financing (whether through long- or short-term borrowings, pledges, discounts or otherwise) the sales, leasing or other operations of the Guarantor and the Subsidiaries or any of them, or (y) engaged in the business of financing the assets and operations of third parties, and (z) in any case, not, except as incidental to such financing business, engaged in owning, leasing or operating any property which but for this proviso would qualify as Principal Property or (B) any Subsidiary acquired or organized after July 15, 1985, for the purpose of acquiring the stock or business or assets of any Person other than the Guarantor or any Restricted Subsidiary, whether by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect, so long as such Subsidiary shall not have, since such date, and does not hereafter acquire by merger, consolidation, acquisition of stock or assets or similar transaction analogous in purpose or effect all or any substantial part of the business or assets of the Guarantor or any Restricted Subsidiary; and (b) any other Subsidiary which is hereafter designated by the Board of Directors as a Restricted Subsidiary.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Guarantor or any Restricted Subsidiary of any Principal Property (whether such Principal Property is now owned or hereafter acquired) that has been or is to be sold or transferred by the Guarantor or such Restricted Subsidiary to such Person, other than (a) temporary leases for a term, including renewals at the option of the lessee, of not more than three years; (b) leases between the Guarantor and a Restricted Subsidiary or between Restricted Subsidiaries; and (c) leases of Principal Property executed by the time of, or within 180 days after the latest of, the acquisition, the completion of construction or improvement (including any improvements on property which will result in such property becoming Principal Property), or the commencement of commercial operation of such Principal Property.

“Secured Indebtedness” means (a) Indebtedness of the Guarantor or a Restricted Subsidiary which is secured by any Lien upon any Principal Property or Restricted Securities and (b) Indebtedness of the Guarantor or a Restricted Subsidiary in respect of any conditional sale or other title retention agreement covering Principal Property or Restricted Securities; but “Secured Indebtedness” shall not include any of the following:

(i) Indebtedness of the Guarantor and the Restricted Subsidiaries outstanding on July 15, 1985, secured by then existing Liens upon, or incurred in connection with conditional sales agreements or other title retention agreements with respect to, Principal Property or Restricted Securities;

(ii) Indebtedness which is secured by (A) purchase money Liens upon Principal Property or Restricted Securities acquired after July 15, 1985, or (B) Liens placed on Principal Property after July 15, 1985, during construction or improvement thereof (including any improvements on property which resulted or will result in such property becoming Principal Property) or placed thereon within 180 days after the later of acquisition, completion of construction or improvement or the commencement of commercial operation of such Principal Property or improvement, or placed on Restricted Securities acquired after July 15, 1985, or (C) conditional sale agreements or other title retention agreements with respect to any Principal Property or Restricted Securities acquired after July 15, 1985, if (in each case referred to in this subparagraph (ii)) (x) such Lien or agreement secures all or any part of the Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of such Principal Property or improvement or Restricted Securities and (y) such Lien or agreement does not extend to any Principal Property or Restricted Securities other than the Principal Property or Restricted Securities so acquired or the Principal Property, or portion thereof, on which the property so constructed, or such improvement, is located; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien or agreement exceeds the cost to the Guarantor or such Restricted Subsidiary of the related acquisition, construction or improvement shall be considered to be “Secured Indebtedness”;

(iii) Indebtedness which is secured by Liens on Principal Property or Restricted Securities, which Liens exist at the time of acquisition (by any manner whatsoever) of such Principal Property or Restricted Securities by the Guarantor or a Restricted Subsidiary;

(iv) Indebtedness of Restricted Subsidiaries owing to the Guarantor or any other Restricted Subsidiary and Indebtedness of the Guarantor owing to any Restricted Subsidiary;

(v) in the case of any corporation which shall have become or becomes (by any manner whatsoever), as the case may be, a Restricted Subsidiary after July 15, 1985, Indebtedness which is secured by Liens upon, or conditional sale agreements or other title retention agreements with respect to, its property which constitutes Principal Property or Restricted Securities, which Liens shall have existed or exist, as the case may be, at the time such corporation shall have become or becomes, as the case may be, a Restricted Subsidiary;

(vi) guarantees by the Guarantor of Secured Indebtedness and Attributable Debt of any Restricted Subsidiaries and guarantees by a Restricted Subsidiary of Secured Indebtedness and Attributable Debt of the Guarantor and any other Restricted Subsidiaries;

(vii) Indebtedness arising from any Sale and Leaseback Transaction;

(viii) Indebtedness secured by Liens on property of the Guarantor or a Restricted Subsidiary in favor of the United States of America or Canada, any state, Territory or possession thereof, or the District of Columbia, or any department, agency or instrumentality or political subdivision of the United States of America or Canada, any state, Territory or possession thereof, or the District of Columbia, or in favor of any other country or any political subdivision thereof, if such Indebtedness was incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens; provided, however, that the amount by which the aggregate principal amount of Indebtedness secured by any such Lien exceeds the cost to the Guarantor or such Restricted Subsidiary of the related acquisition or construction shall be considered to be “Secured Indebtedness”; and

(ix) the replacement, extension or renewal (or successive replacements, extensions or renewals) of any Indebtedness (in whole or in part) excluded from the definition of “Secured Indebtedness” by subparagraphs (i) through (viii) above; provided, however, that no Lien securing, or conditional sale or title retention agreement with respect to, such Indebtedness shall extend to or cover any Principal Property or any Restricted Securities, other than such property which secured the Indebtedness so replaced, extended or renewed (plus improvements on or to any such Principal Property); provided, further, however, that to the extent that such replacement, extension or renewal increased or increases the principal amount of Indebtedness secured by such Lien or was or is in a principal amount in excess of the principal amount of Indebtedness excluded from the definition of “Secured Indebtedness” by subparagraphs (i) through (viii) above, the amount of such increase or excess shall be considered to be “Secured Indebtedness”.

In no event shall the foregoing provisions be interpreted to mean or their operation to cause the same Indebtedness to be included more than once in the calculation of “Secured Indebtedness” as that term is used in this Agreement.

“Subsidiary” means any corporation a majority of the Voting Shares of which are at the time owned or controlled, directly or indirectly, by the Guarantor or by one or more Subsidiaries, or by the Guarantor and one or more Subsidiaries.

“1985 Indenture” means the Indenture dated as of July 15, 1985, between the Guarantor and The Bank of New York (successor to Morgan Guaranty Trust Company of New York), as Trustee, as supplemented and amended by the Instrument of Resignation, Appointment and Acceptance dated as of May 1, 1996, among the Guarantor, Morgan Guaranty Trust Company of New York and The Bank of New York.

ARTICLE II

Guarantee

SECTION 2.01. Unconditional Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated by the Trustee and to the Trustee and its successors and assigns that:  the principal of, premium thereon (if any) and interest on each series of Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on any overdue principal and interest on any overdue interest on each series of Securities and all other obligations of the Company to the Holders or the Trustee hereunder or under the Indenture or such series of Securities will be promptly paid in full or performed, all in accordance with the terms hereof and thereof. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture or any series of Securities, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions of the Indenture, any series of Securities or of this Agreement, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Indenture and each series of Securities. If any Holder or Trustee is required by any court or otherwise to return to the Company or the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

SECTION 2.02. Execution of Guarantee. To further evidence the Guarantee to the Holders, the Guarantor hereby agrees to execute a Guarantee substantially in the form of Exhibit A hereto, to be endorsed on and made a part of each Security ordered to be authenticated and delivered by the Trustee. The Guarantor hereby agrees that its Guarantee set forth in Section 2.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a Guarantee. Each such Guarantee shall be signed on behalf of the Guarantor by its Chairman of the Board, its President or one of its Vice Presidents prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of the Guarantor. Such signature upon the Guarantee may be a manual or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, the Security nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

SECTION 2.03. Subordination of Subrogation and Other Rights. The Guarantor hereby agrees that any claim against the Company that arises from the payment, performance or enforcement of the Guarantor’s obligations under the Guarantee or the Indenture, including, without limitation, any right of subrogation, shall be subject and subordinate to, and no payment with respect to any such claim of the Guarantor shall be made before, the payment in full in cash of all outstanding Securities of each series in accordance with the provisions provided therefor in the Indenture.

ARTICLE III

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 3.01. Guarantor May Consolidate, Etc., Only on Certain Terms. The Guarantor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a) the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on all the Securities and the performance or observance of every covenant of this Agreement on the part of the Guarantor to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of  time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Guarantor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such  consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Article and that all  conditions precedent herein provided for relating to such  transaction have been complied with.

SECTION 3.02. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 3.01, the successor corporation formed by such consolidation or into which the Guarantor is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Agreement with the same effect as if such successor corporation had been named as the Guarantor herein; and in the event of any such conveyance or transfer, the Guarantor (which term shall for this purpose mean the Person named as the “Guarantor” in the first paragraph of this instrument) shall be discharged from all liability under this Agreement and in respect of the Securities and may be dissolved and liquidated.

SECTION 3.03. Assignment to the Guarantor of the Company’s Obligations. It is acknowledged that, pursuant to Section 9.03 of the Indenture, the Company may assign its obligations under any series of Securities and the Indenture to the Guarantor or any Subsidiary of the Guarantor in accordance with Section 9.03 and, if the Company assigns its obligations to the Guarantor in accordance with Section 9.03 with respect to any series of Securities, all Guarantees of outstanding Securities of such series shall automatically terminate and be discharged.

ARTICLE IV

Amendments

SECTION 4.01. Amendments Without Consent of Holders. Without the consent of any Holders, the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more agreements, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another corporation to the Guarantor and the assumption by any such successor of the covenants of the Guarantor herein; or

(b) to add to the covenants of the Guarantor for the benefit of the Holders of all or any series of Securities, or to surrender any right or power conferred upon the Guarantor; or

(c) to secure the Securities; or

(d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided such action shall not adversely affect the interests of the Holders in any material respect.

SECTION 4.02. Amendment With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of all series affected by such amendment (each such series voting as a separate class), by Act of said Holders delivered to the Guarantor and the Trustee, the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an amendment to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each outstanding Security affected thereby,

(a) modify Article II or the definitions used in Article II in a manner which adversely affects the Holders of Outstanding Securities in any material respect, or

(b) modify any of the provisions of this Section 4.02, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each Outstanding  Security affected thereby.

An amendment that changes or eliminates any covenant or other provision of this Agreement which has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Agreement of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section 4.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 4.03. Execution of Amendments. In executing any amendment permitted by this Article IV, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 4.04. Effect of Amendments. Upon the execution of any amendment under this Article IV, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 4.05. Conformity With Trust Indenture Act. Every amendment executed pursuant to this Article IV shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 4.06. Reference in Guarantees to Amendments. The Guarantees endorsed on Securities authenticated and delivered after the execution of any amendment pursuant to this Article IV may, and shall, if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Guarantor shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the

Board of Directors, to any such amendment may be prepared and executed by the Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE V

Covenants

SECTION 5.01. Money for Security Payments To Be Held in Trust. If the Guarantor shall at any time act as Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

SECTION 5.02. Limitation on Secured Indebtedness. Unless specified, as contemplated by the Indenture or this Agreement, as the case may be, not to be applicable to Securities of any series, this Section shall be applicable to Securities of each series for the benefit of the Securities of such series as long as any Securities of such series are Outstanding. The Guarantor will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Secured Indebtedness without making provision whereby all the Securities shall be secured equally and ratably with (or prior to) such Secured Indebtedness (together with, if the Guarantor shall so determine, any other indebtedness of the Guarantor or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) so long as such Secured Indebtedness shall be outstanding unless such Secured Indebtedness, when added to (a) the aggregate amount of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Guarantees are secured equally and ratably with (or prior to) such Secured Indebtedness and further not including in this computation any Secured Indebtedness which is concurrently being retired) and (b) the aggregate amount of all Attributable Debt then outstanding pursuant to Sale and Leaseback Transactions entered into by the Guarantor after July 15, 1985, or, entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary (not including in this computation any Attributable Debt which is concurrently being retired), would not exceed 10% of Consolidated Net Tangible Assets.

SECTION 5.03. Limitation on Sale and Leaseback Transactions. Unless specified, as contemplated by the Indenture or this Agreement, as the case may be, not to be applicable to Securities of any series, this Section shall be applicable to Securities of each series for the benefit of the Securities of such series as long as any Securities of such series are Outstanding. The Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (a) the sum of (i) the Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, (ii) all Attributable Debt then outstanding pursuant to all other Sale and Leaseback Transactions entered into by the Guarantor after July 15, 1985, or entered into by a Restricted Subsidiary after July 15, 1985, or, if later, the date on which it became a Restricted Subsidiary, and (iii) the aggregate of all Secured Indebtedness then outstanding (not including in this computation Secured Indebtedness if the Guarantees are secured equally and ratably with (or prior to) such Secured Indebtedness) would not exceed 10% of Consolidated Net Tangible Assets or (b) an amount equal to the greater of (i) the net proceeds to the Guarantor or the Restricted Subsidiary of the sale of the Principal Property sold and leased back pursuant to such Sale and Leaseback Transaction and (ii) the amount of Attributable Debt to be outstanding pursuant to such Sale and Leaseback Transaction, is applied to the retirement of Funded Debt of the Guarantor or any Restricted Subsidiaries (other than Funded Debt which is subordinated to the Securities or which is owing to the Guarantor or any Restricted Subsidiaries) within 180 days after the consummation of such Sale and Leaseback Transaction.

SECTION 5.04. Waiver of Certain Covenants. The Guarantor may omit in any particular instance to comply with any covenant or condition set forth in this Article V if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Securities of each series shall, by notice to the Trustee, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Guarantor and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 5.05. Reports by Guarantor. (a)  The Guarantor shall file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Guarantor is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended and shall otherwise comply with Section 314(a) of the Trust Indenture Act.

(b)  The Guarantor shall furnish to the Trustee, within 120 days after the end of each fiscal year (which as of the date hereof ends on December 31), a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Guarantor’s compliance with all conditions and covenants under this Agreement. For purposes of this paragraph (b), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement.

SECTION 5.06. Related Indentures. There shall be excluded from the terms of Section 310(b) of the Trust Indenture Act, the Indenture, dated as of October 1, 1993, as amended and supplemented, and all series of the Guarantor’s debt securities issued and outstanding thereunder.

ARTICLE VI

Miscellaneous

SECTION 6.01. Trust Indenture Act. The Guarantor understands that this Agreement may be qualified under the Trust Indenture Act and any provision of this Agreement required by the Trust Indenture Act or deemed to be included in this Agreement by virtue of the Trust Indenture Act is hereby incorporated by reference. If any provision hereof limits, qualifies or conflicts with another provision which is required or deemed to be included in this Agreement by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control. If any provision of this Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Agreement as so modified or to be excluded, as the case may be.

SECTION 6.02. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.03. Successors and Assigns. All covenants and agreements in this Agreement by the Guarantor shall bind its successors and assigns, whether so expressed or not.

SECTION 6.04. Separability Clause. In case any provision in this Agreement or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.05. Benefits of Agreement. Nothing in this Agreement or in the Guarantee, express or implied, shall give to any Person, other than the Guarantor and its successor hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 6.06. Governing Law. This Agreement and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the law of another jurisdiction would be required thereby.

SECTION 6.07. Notices, Etc., to the Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Agreement or at any other address previously furnished in writing to the Trustee by the Guarantor, Attention:  Assistant Treasurer.

SECTION 6.08. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Guarantor has duly executed this Agreement as of the date first above written.

INTERNATIONAL BUSINESS MACHINES CORPORATION, as Guarantor,

by
Name:
Title:

Agreed and Accepted:

THE BANK OF NEW YORK
as Trustee under the Indenture

by
Name:
Title:

EXHIBIT A

FORM OF GUARANTEE

GUARANTEE

The undersigned Guarantor (capitalized terms used herein have the meanings given such terms in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”) the due and punctual payment of the principal of, premium, if any, and interest on the [     ]% Notes due [    ] (the “Securities”) which this Guarantee accompanies, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Two of the Guarantee Agreement.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Guarantee Agreement.

INTERNATIONAL BUSINESS MACHINES CORPORATION,

by

Name:
Title: